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                                                                   EXHIBIT 99(i)

                             CAUTIONARY STATEMENTS
                 FOR PURPOSES OF THE SAFE HARBOR PROVISIONS OF
              THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    Honeywell Inc. ("Honeywell" or the "Company") may occasionally make statements regarding its businesses and their respective markets, such as projections of future performance, statements of management's plans and objectives, future contracts, forecasts of market trends and other matters, which to the extent they are not historical fact, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements containing the words or phrases "will likely result", "are expected to," "will continue," "outlook," "is anticipated," "estimate," "project" or similar expressions, which may appear in certain documents, reports (including but not limited to those filed with the Securities and Exchange Commission), press releases, and written or oral presentations made by officers of the Company to analysts, shareholders, investors, news organizations and others, identify such forward-looking statements. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors which could cause them to differ materially. Therefore, Honeywell wishes to ensure that any written or oral forward-looking statements made by it or on its behalf, are accompanied by, or referenced to, meaningful cautionary statements in order to maximize to the fullest extent possible the protections of the safe harbor established in the Private Securities Litigation Reform Act of 1995.

    All forward-looking statements made by or on behalf of Honeywell are hereby qualified in their entirety by reference to the following important factors, among others, that could affect the Company's businesses and cause actual results to differ materially from those projected. Any forward-looking statement speaks only as of the date on which such statement is made, and Honeywell undertakes no obligation to update such statement to reflect events or circumstances arising after such date.

    FOREIGN SALES. A significant portion of Honeywell's revenues are generated from international business operations. Changes in trade, monetary policies and regulatory requirements of the United States and other nations (e.g. the adoption of the EURO currency by the European Monetary Union), as well as political instability in certain regions may affect Honeywell's international business. Many of Honeywell's sales outside the United States are denominated in local currencies; therefore, exchange rate fluctuations may affect overall financial performance.

    PROJECT MANAGEMENT. Performance related programs and retrofit projects are an integral part of Honeywell's businesses. The success of some of these programs may depend in part on the performance of third parties. Honeywell manages its businesses in such a manner as to minimize the potential impact of performance; nonetheless, bid variances, third party labor disputes, and the availability, quality and timely delivery of supplies are factors that could affect the Company's ability to manage these programs within their budgetary guidelines.

    COMPETITION. Honeywell's businesses are subject to various competitive pressures, including but not limited to, the introduction of new competitive technologies, industry consolidation, the growing acceptance of open systems environments and the deregulation of certain industries. Developments in these areas may influence Honeywell's strategies in certain markets and create new challenges or opportunities.

    HUMAN RESOURCES. Innovative products and solutions are continuously developed by Honeywell's businesses for application in the markets they serve. Highly trained technical and managerial employees are required for this effort, and Honeywell's ability to manage its businesses successfully

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depends, in part, on its ability to attract and retain such people. Shortages of skilled personnel or negative compensation trends are factors that can affect the availability of such people or increase Honeywell's costs in attracting and retaining employees. In certain foreign markets, local labor rates and practices may affect Honeywell's operating costs or its ability to conduct business in such areas.

    REGULATORY ORGANIZATIONS. In many of the domestic and foreign markets in which Honeywell competes, such as aviation, building control, processing and refining, government regulation is extensive. Compliance with safety or environmental standards may impact Honeywell in those markets by increasing Honeywell's costs or alternately, by providing opportunities for Honeywell to provide solutions for customers affected thereby.

    Also, certain other organizations such as the Financial Accounting Standards Board and the American Institute of Certified Public Accountants, may from time to time, promulgate rules and regulations which may impact Honeywell's accounting policies in the U.S. and abroad.

    TECHNOLOGY. Honeywell's products and services are based on innovative technologies developed by the Company or licensed from others. To the extent the Company can secure intellectual property protection for products it develops, it may be able to enhance its competitive position in certain markets. Honeywell's ability to obtain licenses from third parties for other key technologies, or to develop new technologies or solutions independently or through collaborative efforts can impact the Company's businesses.

    YEAR 2000 READINESS DISCLOSURES. Honeywell has established a year 2000 program to evaluate and deal with issues which may arise and affect its products, services, businesses and operations as a result of the year 2000 issue. To the extent Honeywell is unable to successfully execute the strategies set forth in that program, or if one or more of such efforts fail, the Company could face product liability claims from certain customers, or disruption of its businesses or operations. Similarly, if a critical supplier is unable to remedy its year 2000 issues, that source of supply for a product or service critical to a particular Honeywell business, could be disrupted and affect the ability of that business to conduct its operations or provide certain products or services to customers. Please refer to the information set forth under the caption "Year 2000 Readiness Disclosures" in Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations, for a more in-depth discussion of year 2000 risks and uncertainties which could affect the Company's businesses.

    CUSTOMER TRENDS. The demand for Honeywell's products is subject to the demands in major customer markets. For example, the requirements of major airlines for new aircraft may affect the demand for avionics and cockpit controls produced by Honeywell's Space and Aviation Control business; new construction or modernization activity, or unseasonable weather patterns may influence the demand for products and services provided by the Home and Building Control business; the demand for new or modernized processing plants in certain industrial sector markets may affect Honeywell's Industrial Control business. Adverse fluctuations in the prices of commodities produced or used by the Honeywell's customers in their operations, as well as the availability of credit markets in the United States and other regions of the world to the Company's customers, may affect their ability to purchase Honeywell's products and services. The Company endeavors to forecast such trends, but unforeseen general economic conditions in the United States and internationally, such as those which have recently occurred in Asia, Latin America and eastern Europe, as well as industry specific factors, may affect such forecasts.

    To the extent a key customer of Honeywell is affected by the year 2000 issue, that customer's demand for the products or services of Honeywell could also be affected.

    CHARGES RESULTING FROM ACQUISITIONS AND DIVESTITURES. Honeywell continually evaluates the growth potential and profitability of its existing businesses, and equity and other investments. When deemed appropriate, Honeywell will acquire new businesses to expand its product offerings, increase

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or decrease its investments, and divest assets (e.g., buildings, product lines, etc.) and existing businesses which are no longer considered a strategic fit or do not continue to create value consistent with the Company's objectives. Decisions to sell assets or divest businesses could result in future gains or charges depending on the circumstances.

    The foregoing factors are not exhaustive and new factors may emerge which impact Honeywell's businesses. It is impossible for management to predict such factors, therefore, forward-looking statements should not be relied upon as a prediction of actual future results.

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